UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement. On March 20, 2007, Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy Partners GP, LLC (the “General Partner”), Cheniere Energy Investments, LLC (“Investments”), Cheniere LNG Holdings, LLC (“Holdings”) and Cheniere Energy, Inc. (collectively, the “Cheniere Parties”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 13,500,000 common units representing limited partner interests in Partnership (the “Common Units”) at a price of $21 per Common Unit (or $19.58 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, Holdings granted the Underwriters a 30-day option to purchase up to an additional 2,025,000 Common Units to cover over-allotments, on the same terms as the Common Units sold in the firm offering.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Cheniere Parties, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

The transactions contemplated by the Underwriting Agreement were consummated on March 26, 2007. The proceeds (net of underwriting discounts and structuring fee) received by the Partnership from the sale of 5,054,164 Common Units were $98,442,481, which were used to purchase U.S. Treasury securities maturing as to principal and interest at such times and in such amounts as will be sufficient to pay the $0.425 initial quarterly distribution on all Common Units, as well as the related distributions to the Partnership’s general partner, through the distribution made in respect of the quarter ending June 30, 2009.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Services Agreement. Effective March 26, 2007, the Partnership and Cheniere LNG Terminals, Inc., a Delaware corporation (“Terminals”), entered into a 20-year services agreement (the “Services Agreement”). The Services Agreement provides that, commencing on January 1, 2009, the Partnership will pay Terminals an annual administrative fee of $10 million, adjusted for inflation after January 1, 2007, for the provision of various general and administrative services for the benefit of the Partnership following the closing of its initial public offering. The Partnership will also be required to reimburse Terminals for its services in an amount equal to the sum of all out-of-pocket costs and expenses directly related to the Partnership’s business or activities. The annual administrative fee includes expenses incurred by Terminals to perform all technical, commercial, regulatory, financial, accounting, treasury, tax and legal staffing and related support and all management and other services necessary or reasonably requested on behalf of the Partnership by the General Partner in order to conduct the business of the Partnership as contemplated in its partnership agreement. The fee does not include reimbursements for direct expenses that Terminals incurs on behalf of the Partnership, such as salaries of operational personnel performing services on-site at the Sabine Pass LNG receiving terminal and the cost of their employee benefits, including 401(k) plan, pension and health insurance benefits.

A copy of the Services Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Secondment Agreement. On March 26, 2007, the General Partner and Cheniere LNG O&M Services, L.P. (“O&M Services”), entered into a services and secondment agreement (the “Secondment Agreement”), pursuant to which certain employees of O&M Services are seconded to the General Partner to provide operating and routine maintenance services with respect to the Sabine Pass LNG receiving terminal under the direction, supervision and control of the General Partner. Under the Secondment Agreement, the General Partner will pay O&M Services amounts that it receives from Sabine Pass LNG, L.P. under that Operation and Maintenance Agreement dated February 25, 2005, and filed with the Commission on March 2, 3005, as Exhibit 10.5 to Cheniere Energy, Inc.’s Current Report on Form 8-K (the “O&M Agreement”). The Secondment Agreement may be terminated upon either termination of the O&M Agreement or 30 days written notice by the General Partner.

A copy of the Secondment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Long-Term Incentive Plan. In connection with the Partnership’s initial public offering, the board of directors of General Partner adopted the Cheniere Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) for employees, consultants and directors of the General Partner and the employees and consultants of its affiliates who perform services for the Partnership or its subsidiaries. The Plan provides for the grant of restricted units (including unit distribution rights), unit options, phantom units and unit appreciation rights and, with respect to unit options, phantom units and unit appreciation rights, the grant of distribution equivalent rights, or DERs. Subject to adjustment for certain events, an aggregate of 1,250,000 common units may be delivered or reserved for delivery pursuant to awards under the Plan.

The board of directors of the General Partner, or, in the board’s discretion, its compensation committee, in its discretion, may initiate, terminate, suspend or discontinue the Plan at any time with respect to any award that has not yet been granted. The General Partner’s board of directors, or its compensation committee, also has the right to alter or amend the Plan, or any part of the Plan, from time to time, including increasing the number of common units that may be granted, subject to unitholder approval as required by the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of a participant without the participant’s written consent.

A copy of the Plan is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Contribution Agreement. Effective March 26, 2007, the Partnership, the General Partner, Holdings, Investments, Sabine Pass LNG-GP, Inc. (“Sabine Pass GP”), and Sabine Pass LNG-LP, LLC (“Sabine Pass LP”) entered into a Contribution and Conveyance Agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, among other things, (i) Holdings conveyed to Investments 100% of the outstanding common stock of Sabine Pass GP and 100% of the member interests in Sabine Pass LP, (ii) Holdings conveyed to the General Partner that portion of Holdings’ interest in Investments having a value equal to 2% of the equity value of the Partnership immediately upon consummation of the transactions contemplated by the Contribution Agreement, (iii) the General Partner conveyed to the Partnership the interest in Investments previously conveyed to it by Holdings and (iv) Holdings conveyed to the Partnership the remainder of its interest in Investments not previously conveyed to the General Partner. As a result of these transfers, Sabine Pass LNG, L.P., a Delaware limited partnership, became an indirect wholly-owned subsidiary of the Partnership, and the Partnership became the owner of the Sabine Pass LNG receiving terminal. These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.

A copy of the Contribution Agreement is filed as Exhibit 10.4 to this Form 8-K and is incorporated into this Item 2.01 by reference. As outlined in Item 1.01 above, the Partnership has certain additional relationships with certain parties to the Contribution Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective March 26, 2007, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of its initial public offering. A description of the First Amended and Restated Partnership Agreement is contained in the section entitled “The Partnership Agreement” in the Partnership’s final prospectus, dated March 20, 2007 (File No. 333-139572) and filed with the Commission on March 21, 2007 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, and is incorporated into this Item 5.03 by reference. A copy of the Partnership’s Amended and Restated Partnership Agreement, as adopted, is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Effective March 26, 2007, the General Partner amended and restated its Limited Liability Company Agreement in connection with the closing of Partnership’s initial public offering. A copy of the General Partner’s Amended and Restated Limited Liability Company Agreement, as adopted, is filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 20, 2007, by and among Cheniere Energy, Inc., Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere Energy Investments, LLC and Cheniere LNG Holdings, LLC, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P.

3.2	First Amended and Restated Limited Liability Company Agreement of Cheneire Energy Partners GP, LLC.

10.1	Services Agreement, dated March 26, 2007, between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc.

10.2	Secondment Agreement, dated March 26, 2007, between Cheniere Energy Partners GP, LLC and Cheniere LNG O&M Services, L.P.

10.3	Cheniere Energy Partners, L.P. Long-Term Incentive Plan.

10.4	Contribution and Conveyance Agreement, dated March 26, 2007, among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere LNG Holdings, LLC, Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: March 26, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 20, 2007, by and among Cheniere Energy, Inc., Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere Energy Investments, LLC and Cheniere LNG Holdings, LLC, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P.

3.2	First Amended and Restated Limited Liability Company Agreement of Cheneire Energy Partners GP, LLC.

10.1	Services Agreement, dated March 26, 2007, between Cheniere Energy Partners, L.P. and Cheniere LNG Terminals, Inc.

10.2	Secondment Agreement, dated March 26, 2007, between Cheniere Energy Partners GP, LLC and Cheniere LNG O&M Services, L.P.

10.3	Cheniere Energy Partners, L.P. Long-Term Incentive Plan.

10.4	Contribution and Conveyance Agreement, dated March 26, 2007, among Cheniere Energy Partners, L.P., Cheniere Energy Partners GP, LLC, Cheniere LNG Holdings, LLC, Cheniere Energy Investments, LLC, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC.